UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

QRS CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-21958	68-0102251

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Marina Way South, Richmond, California	94804

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (510) 215-5000

(Former name and former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 5. Other Events.

     On June 17, 2004, JDA Software Group, Inc. (“JDA”), CVP2 Corp. (“Merger Sub”) and QRS Corporation, a Delaware corporation (“QRS”), entered into an Agreement and Plan of Merger (the “Agreement”), under which Merger Sub will be merged with and into QRS (the “Merger”), with QRS continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of JDA. Under the Agreement, QRS’ stockholders will receive 0.5 share of JDA common stock for each share of QRS’ common stock they own. The Agreement has been approved by the respective Board of Directors of QRS and JDA, and the transactions contemplated thereby are subject to the approval of the respective stockholders of JDA and QRS, any required antitrust clearance and other customary closing conditions. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.	The following documents are filed as exhibits to this report:

	2.1	Agreement and Plan of Merger dated as of June 17, 2004, by and among JDA Software Group, Inc., QRS Corporation and CVP2 Corp., including the forms of Voting Agreement attached as Exhibit A and Exhibit B thereto.

	99.1	Press Release dated June 17, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRS CORPORATION

Date: June 18, 2004	By:	/s/ Elizabeth A. Fetter

	Name:	Elizabeth A. Fetter
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Document Description
2.1	Agreement and Plan of Merger dated as of June 17, 2004, by and among JDA Software Group, Inc., QRS Corporation and CVP2 Corp., including the forms of Voting Agreement attached as Exhibit A and Exhibit B thereto.

99.1	Press Release dated June 17, 2004.